Exhibit 1.1

PINNACLE WEST CAPITAL CORPORATION
COMMON STOCK (NO PAR VALUE)
FIRST AMENDMENT TO EQUITY DISTRIBUTION AGREEMENT
(this “Amendment”)

June 5, 2026

Reference is hereby made to that certain Equity Distribution Agreement dated November 8, 2024 among Pinnacle West Capital Corporation, an Arizona corporation (the “Company”), and the other parties hereto (the “Agreement”).

The parties hereto agree to amend the Agreement by:

(i)            changing “eighteen (18)” to “twenty-four (24)” in Section 2(b)(v) of the Agreement; and

(ii)           revising any reference to the Agreement to mean the Agreement as amended by this Amendment.

Except as specifically provided herein, the Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects. This Amendment is limited as specified, and the execution, delivery and effectiveness of this Amendment shall not operate as a modification, acceptance or waiver of any provision of the Agreement except as specifically set forth herein. From and after the date of this Amendment, the Agreement shall be deemed amended hereby.

This Amendment and any claim, controversy or dispute arising under or related to this Amendment shall be governed by and construed in accordance with the laws of the State of New York.

{Signature pages follow}

Very truly yours,

PINNACLE WEST CAPITAL CORPORATION

By:	/s/ Andrew Cooper
	Name:	Andrew Cooper
	Title:	Senior Vice President and Chief Financial Officer

{Signature Page to First Amendment to Equity Distribution Agreement}

Accepted as of the date first written above

BOFA SECURITIES, INC.
As Manager and Forward Seller

By:	/s/ Patrick Boultinghouse
Name: Patrick Boultinghouse
Title: Managing Director

BARCLAYS CAPITAL INC.
As Manager and Forward Seller

By:	/s/ Gabrielle LeBlanc
Name: Gabrielle LeBlanc
Title: Director

J.P. MORGAN SECURITIES LLC
As Manager and Forward Seller

By:	/s/ Preston Ryman
Name: Preston Ryman
Title: Vice President

MIZUHO SECURITIES USA LLC
As Manager and Forward Seller

By:	/s/ James Watts
Name: James Watts
Title: Managing Director

MUFG SECURITIES AMERICAS INC.
As Manager and Forward Seller

By:	/s/ Geoffrey Paul
Name: Geoffrey Paul
Title: Managing Director

BANK OF AMERICA, N.A.
As Forward Purchaser

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

BARCLAYS BANK PLC
As Forward Purchaser

By:	/s/ Kevin Cheng
Name: Kevin Cheng
Title: Managing Director

JPMorgan Chase Bank, National Association
As Forward Purchaser

By:	/s/ Preston Ryman
Name: Preston Ryman
Title: Vice President

MIZUHO MARKETS AMERICAS LLC
As Forward Purchaser

By:	/s/ Matthew Chiavaroli
Name: Matthew Chiavaroli
Title: Managing Director

MUFG SECURITIES EMEA PLC
As Forward Purchaser

By:	/s/ Catherine Lucas
Name: Catherine Lucas
Title: Authorised Signatory

{Signature Page to First Amendment to Equity Distribution Agreement}

TD SECURITIES (USA) LLC
As Manager and Forward Seller

By:	/s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director

TRUIST SECURITIES, INC.
As Manager and Forward Seller

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel
Title: Director

WELLS FARGO SECURITIES, LLC
As Manager and Forward Seller

By:	/s/ Michael Tiedemann
Name: Michael Tiedemann
Title: Managing Director

THE TORONTO-DOMINION BANK
As Forward Purchaser

By:	/s/ Igor Biselman
Name: Igor Biselman
Title: Managing Director

TRUIST BANK
As Forward Purchaser

By:	/s/ Rakesh Mangat
Name: Rakesh Mangat
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION
As Forward Purchaser

By:	/s/ Christine Roemer
Name: Christine Roemer
Title: Managing Director

{Signature Page to First Amendment to Equity Distribution Agreement}